EXHIBIT 10.2



                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into effective this 1st day of April, 1998, by and between RENTRAK CORPORATION, an Oregon corporation (hereinafter referred to as "Employer"), and F. KIM COX (hereinafter referred to as "Employee").

                      W I T N E S S E T H:

     WHEREAS, Employer currently employs Employee in the capacity of Executive Vice President and Employee is one of the key executives of the Employer;

     WHEREAS, Employer and Employee have entered into an Employment Agreement dated as of April 20, 1995 (the "Employment Agreement"), and Employer and Employee desire to modify the terms of the Employment Agreement upon the terms and subject to the conditions of this Agreement;

     WHEREAS, the terms of this Agreement shall supersede in its entirety the terms of the Employment Agreement;

     WHEREAS,  Employer  considers  it  essential  to  the   best
interests of its shareholders to foster the continuous employment of Employee;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the recitals set forth hereinabove which by this reference are incorporated herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     SECTION 1.     EMPLOYMENT

     1.01. Position and Title. Employer shall employ and engage the services of Employee, in the position of Executive Vice President for the term of this Agreement as defined in
Section 2, infra, pursuant to the terms and conditions set forth in this Agreement.

     1.02. Duties and Place of Employment. Employee shall be responsible for, and perform duties associated with his position as Executive Vice President and other duties as may be directed by the Employer, from time to time. Employee shall: (i) devote his full business time during normal business hours to the business and affairs of Employer; (ii) use his best efforts to promote the interests of Employer; and (iii) perform faithfully and efficiently his responsibilities. Employee shall perform his duties at the Employer's principal executive offices which are currently located at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon 97220, or such other locations as may be reasonably directed by Employer from time to time. Subject to the terms of this Agreement, Employee shall comply promptly and faithfully with all of Employer's policies, instructions, directions, requests, rules and regulations.



     SECTION 2.     TERM AND TERMINATION

     2.01. Stated Term. Employment shall commence on the effective date of this Agreement and shall continue for a period of four (4) years ending on March 31, 2002 or until Employee's employment under this Agreement is terminated pursuant to
Section 2.02, Section 2.03, or Section 2.04, infra ("Term").

     2.02. At Will Termination. Notwithstanding anything herein to the contrary, Employee's employment may be terminated at any time with our without reason, by Employer upon thirty (30) days written notice to Employee, or by Employee upon thirty (30) days written notice to Employer.

     2.03. For Cause Termination. Employee's employment may be terminated by Employer without notice for "cause." Termination for "cause" is defined for purposes of this subsection as termination upon: (i) the final conviction of Employee for a felony involving willful conduct materially injurious, harmful or detrimental to Employer; or (ii) the final adjudication of Employee in a civil proceeding for acts or omissions to act involving willful conduct materially injurious, harmful or detrimental to Employer. For the purposes of this subsection, "final conviction" and "final adjudication" shall be and mean a conviction or and adjudication, as the case may be, that is no longer appealable due to the passage of time or otherwise, and with respect to which a final judgment has been entered on the judgment roles of the court in which the action was commenced. Further, for the purposes of this subsection, no act or omission to act on Employee's part shall be considered "willful" unless done, or omitted to be dome, by Employee in bad faith and without reasonable belief that Employee's act of omission was in the best interest of Employer.

     2.04. Disability or Death. Employee's employment shall be terminable immediately upon Employee's death or disability. "Disability" is defined for purposes of this subsection as absence from Employee's full time duties with Employer as a result of Employee's incapacity due to physical or mental illness for ninety (90) days calculated on a cumulative basis during any two (2) year period during the term of this Agreement. Nothing in this Section 2.04 is intended to violate any Oregon State law regarding parental or family leave policies or any other applicable law.

     SECTION 3.     COMPENSATION

     3.01. Base Salary. Commencing April 1, 1998 through March 31, 1999, Employee shall be paid an annual base salary in the amount of one hundred seventy-eight thousand five hundred dollars ($178,500); commencing April 1, 1999 through March 31, 2000, Employee shall be paid an annual base salary in the amount of one hundred eighty-seven thousand four hundred twenty-five dollars ($187,425); commencing April 1, 2000 through March 31, 2001, Employee shall be paid an annual base salary in the amount of one hundred ninety-six thousand seven hundred ninety-six dollars ($196,796); and commencing April 1, 2002 through March 31, 2002, Employee shall be paid an annual base salary in the amount of two hundred six thousand six hundred thirty-six dollars ($206,636) ("Base Salary"). The Base Salary shall be paid to Employee in equal semi-monthly installments in arrears on the seventh (7th) and twenty-second (n) day of each month, commencing as of the first semi-monthly pay period following the effective date of this Agreement. Should the seventh (7th) or the twenty-second (n) day of any month not be a business day, Employee's semi-monthly installment of the Base Salary otherwise due on such date shall be paid to Employee on the business day closest to the date such semi-monthly installment is due (i.e., if the seventh
(7th) day of the month falls on a Saturday, the semi-monthly installment shall be paid on the preceding business day or if the seventh (7th) day of the month falls on a Sunday, the semi-monthly installment shall be paid on the next following business day). Employee's Base Salary may be increased in the discretion of Employer during the Term of this Agreement.

     3.02. Bonus Compensation. Nothing herein shall preclude the Employer from authorizing the payment of additional compensation to Employee over and above the Base Salary at any time payable to him under his Agreement, whether as a bonus or otherwise. The payment of such additional compensation shall not operate as an amendment obligating Employer to make any similar payment or to pay additional compensation at any future time or for any future period, or be deemed to affect Employee's Base Salary in any manner. Employee will participate in whatever bonus plan is adopted by Employer including any cash bonus pools established from time to time by Employer for Corporate Executives.

     3.03. Stock Options. Upon execution of this Agreement, Employer shall grant Employee one hundred thousand (100,000) options for Employer's stock. To the extent allowed under the Internal Revenue Code of 1986 ("Code"), the stock options will be granted pursuant to that certain Incentive Stock Option Agreement, a copy of which is attached to this Agreement as Exhibit A. The remaining options, if any, not allowed as incentive stock options under the Code will be granted as nonqualified options, copies of which are attached hereto as Exhibit B. Said options shall be priced on the date of execution of this Agreement and shall vest according to the following schedule:

     Date                Number of Options Vested

     March 31, 2000      33,333

     March 31, 2001      33,333

     March 31, 2002      33,334

     3.04.     Benefits.

          3.04A   Vacation and Holiday Pay.  As of  the
          effective date of this Agreement, Employee will be entitled to: (i) accrue vacation time at the rate of four (4) weeks of paid vacation during each year of employment; and
          (ii)  will  be  eligible to receive  pay  for
          Employer-paid holidays.

          3.04B  Insurance.  Employee shall be entitled
          to   medical,  life,  worker's  compensation,
          social   security   and  state   unemployment
          insurance   benefits   as   provided    under
          Employer's  then current terms, policies  and
          procedures,  except  that  the   ninety   day
          waiting period for such insurance benefits shall be waived.

          3.04C  Tuition Reimbursement.  Employee shall
          be entitled to reimbursement for all tuition,
          enrollment   fees,  and  books  pursuant   to
          Employers   education   assistance   program.
          Employee shall comply with all Employer's terms, policies and procedures regarding its education assistance program.

          3.04D   Miscellaneous Benefits.  In  addition
          to  any other compensation or benefits to  be
          received by Employee pursuant to the terms of
          this Agreement, Employee shall be entitled to
          participate  in  any employee benefits  which
          Employer  may from time to time  provide  its
          employees    or   its   corporate    officers
          generally.

     SECTION 4.     PAYMENTS UPON TERMINATION OF EMPLOYMENT

     4.01. Termination for Cause. In the event of the termination of Employee's employment by Employer for cause as defined in Section 2.03, supra, or in the event of termination of Employee's employment by Employee, Employer shall pay to Employee only the amount of compensation accrued pursuant to Section 3.01, supra, through and including the date of termination.

     4.02.      Termination  for Death or  Disability.    In  the
event of the termination of Employee's employment due to his death or disability, Employer shall pay to Employee or Employee's estate or legal representative, as the case may be, the amount of compensation accrued pursuant to Section 3.01, supra, as of the date of termination plus a lump sum severance payment equal to one hundred eighty (180) days Base Salary in effect as of the date of termination.

     4.03. Other Termination. In the event of termination of Employee's employment by Employer other than as provided in
Section 4.01 or 4.02, supra, Employer shall pay Employee the amount of compensation accrued pursuant to Section 3.01, supra, as of the date of termination plus severance payments in an amount equal to one year's Base Salary in effect as of the date of termination, payable in installments as if still employed; subject however, to Employee demonstrating that he is using his best efforts to find employment of comparable status within one hundred (100) miles of wherever last located. For purposes of this Agreement, "employment" shall be defined to include self-employment and the offering of consulting services. In the event Employee does not use, or cannot demonstrate that he is using his best efforts to obtain other employment severance payments shall cease. If Employee does use his best efforts to obtain other employment and is successful in obtaining such employment, severance payments shall be reduced by the amount of any remuneration received from such employment. For the purposes of this Agreement, "remuneration" shall be defined to include cash payments, the face value of any promissory notes issued to Employee regardless of the terms of payment or whether payments are ever received, stock or stock options valued as of the day granted, or any other compensation given in any form whatsoever.

     4.04. Other Compensation. In the event of a termination of Employee's employment, all stock options held by Employee as described in Section 3.03 of this Agreement shall vest immediately. Except as set forth in this Section 4, no other compensation shall be due or payable to Employee upon termination of his employment.

     SECTION 5.     PERSONAL NATURE

     This Agreement is personal, and is being entered into based upon the singular skill, qualifications and experience of Employee. Employee shall not assign this Agreement or any rights hereunder without the express written consent of Employer which may be withheld with or without reason. Employee hereby grants to Employer the right to use Employee's name, likeness and/or biography in connection with the services performed by Employee hereunder and in connection with the advertising or exploitation of any project with respect to which Employee performs services hereunder.

     SECTION 6.     NOTICES

     Any and all notices or other or other communications required or permitted by this Agreement or by law shall be deemed duly served and given when personally delivered to the party to whom such notice or communication is directed or, in lieu of such personal service, when deposited in the United States mail, certified, return receipt requested, first class postage prepaid, addressed as follows:

          EMPLOYER:      Rentrak Corporation
                         One Airport Center
                         7700 N.E. Ambassador Place
                         Portland, Oregon 97220
                         Attn:  Ron Berger

          COPY TO:       Dana Campbell
                         Corporate Director of Legal and Business
                         Affairs
                         7227 N.E. 55th Avenue
                         P.O. Box 18888
                         Portland, Oregon   97218

          EMPLOYEE:      F. Kim Cox
                         8036 S.E. 141st Court
                         Portland, Oregon   97236

     Each party may change its address for purposes of this Section by giving written notice of such change in the manner provided for in this Section.



     SECTION 7.     MISCELLANEOUS PROVISIONS

     7.01. Attorneys' Fees. In the event that it should be become necessary for any party to bring an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, each party shall pay its own attorneys' fees including those incurred in resolving the dispute prior to initiation of any litigation and at trial and on any appeal.

     7.02. Applicable Law and Venue. This Agreement is executed and intended to be performed in the State of Oregon and the laws of such State shall govern its interpretation and effect. If suit is instituted by any party hereto or by any other party for any cause or matter arising from or in connection with the respective rights or obligations of the parties hereunder, the sole jurisdiction and venue for such action shall be the Circuit Court of the State of Oregon in and for the County of Multnomah.

     7.03. Integration. Employee has simultaneously executed an Incentive Stock Option Agreement (a copy of which is attached hereto as Exhibit A), a Nonqualified Stock Option Agreement (a copy of which is attached hereto as Exhibit B) and has previously executed an Employee Confidentiality and Noncompetition Agreement ( a copy of which is attached hereto as Exhibit C) which remain in effect and are incorporated into the terms and conditions of employment under this Agreement. Except as set forth in the preceding sentence, this Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations, or understandings, whether oral or written, between the parties with respect thereto.

     7.04. Heirs and Assigns. Subject to any restriction on assignment contained herein, this Agreement shall be binding upon and shall inure to the benefit of the respective party's heirs, successors and assigns.

     7.05. Severability. Any provision in this Agreement which is, by competent judicial authority, declared illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement.

     7.06. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and the counterparts shall together constitute one and the same agreement, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     7.07. Captions. The headings and captions herein are inserted solely for the purpose of convenience of reference and are not intended to govern, any term or provision hereof.

     7.08.      Execution.   Each  of the  parties  hereto  shall
execute, acknowledge and deliver any instrument necessary to carry out the provisions of this Agreement.

     7.09. Construction. This Agreement has been prepared by legal counsel for Employer. Employee has been advised and by his execution hereof acknowledges, that he has the right to and should have this Agreement reviewed by his own separate legal counsel. This Agreement has been negotiated at arms' length with the benefit of or opportunity to seek legal counsel and, accordingly, shall not be construed against any of the parties.

            7.10 Indemnification. Employer shall indemnify Employee to the fullest extent permitted by law for and against any and all cost, loss, expense and liability including, without limitation, attorneys' fees, incurred by Employee as a result of the performance of his duties for Employer. Such obligation to indemnify shall include, without limitation, indemnification against any and all claims arising out of the Non-Disparagement Agreement entered into on July 10, 1997 between Employer, Employee, Kim Cox and Michael R. Lightbourne.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMPLOYER:
RENTRAK CORPORATION,
an Oregon Corporation



_____________________________________
By:  Ron Berger, President

EMPLOYEE:
I acknowledge that I have read and agree to the foregoing
Agreement including, without limitation, the provision allowing termination of my employment "at will" by Employer in Section
2.01, supra.



_________________________________
F. Kim Cox